As filed with the Securities and Exchange Commission on December 6, 2013

Registration No. 333-180903

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION NO. 333-180903

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Penseco Financial Services Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2939222
(State or other jurisdiction of incorporation or organization)	(I.R.S employer Identification No.)

150 N. Washington Avenue Scranton, Pennsylvania	18503
(Address of Principal Executive Offices)	(Zip Code)

Craig W. Best

Penseco Financial Services Corporation

President and Chief Executive Officer

150 N. Washington Avenue

Scranton, Pennsylvania 18503

(Name and address of agent for service)

(570) 346-7741

(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-180903) of Penseco Financial Services Corporation (the “Company”) filed with the Securities and Exchange Commission on April 24, 2012 (the “Registration Statement”). The Registration Statement registered 100,000 shares of common stock, par value $0.01 per share (“Common Stock”) to be offered and sold by the Company pursuant to its 2012 Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

Effective November 30, 2013, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 28, 2013, as amended, by and among the Company and Peoples Financial Services Corp. (“Peoples”), the Company merged with and into Peoples (the “Merger”), with Peoples continuing as the surviving corporation.

In connection with the Merger, the Plan has been terminated and no additional Common Stock will be issued thereunder. Peoples, as successor to the Company pursuant to the Merger, hereby removes from registration all shares of Common Stock under the Registration Statement that remained unsold as of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Peoples Financial Services Corp., as successor to Penseco Financial Services Corporation pursuant to the merger of Penseco Financial Services Corporation with and into Peoples Financial Services Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-180903) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scranton, Commonwealth of Pennsylvania, on the 6th day of December, 2013.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Craig W. Best
Craig W. Best
President and CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-180903 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Craig W. Best Craig W. Best	President, CEO and Director (Principal Executive Officer)	December 6, 2013

/s/ Scott A. Seasock Scott A. Seasock	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2013

* Robert W. Naismith	Director	December 6, 2013

* James G. Keisling	Director	December 6, 2013

* James B. Nicholas	Director	December 6, 2013

* Emily S. Perry	Director	December 6, 2013

* Steven L. Weinberger	Director	December 6, 2013

* Joseph G. Cesare	Director	December 6, 2013

* P. Frank Kozik	Director	December 6, 2013

*	Signed by Craig W. Best as Attorney in Fact

/s/ Craig W. Best
Craig W. Best